Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2018

Key Highlights:

•

Estimate of gross discovered recoverable resources on the Stabroek Block, offshore Guyana (Hess 30 percent), increased to more than 4 billion barrels of oil equivalent; total discoveries to date have established the potential for up to five FPSOs to produce over 750,000 barrels of oil per day, gross by 2025

•	Announced an eighth oil discovery on the Stabroek Block, offshore Guyana at the Longtail-1 exploration well located approximately five miles to the west of the Turbot-1 well
•

Announced an agreement to sell our joint venture interests in the Utica shale play in eastern Ohio for net cash consideration of approximately $400 million, with closing expected by the end of the third quarter

•

Completed the purchase of $500 million in common stock, as part of our previously announced $1.5 billion share repurchase program, bringing total purchases to $1 billion; the remaining $500 million is expected to be completed during 2018

•	Completed $500 million of total debt repurchases as of quarter-end, including purchases of approximately $110 million of public notes during the second quarter
•	Restarted production at the Conger Field in the Gulf of Mexico in mid-July following repair of the third-party operated Enchilada platform

Second Quarter Financial and Operating Highlights:

•	Net loss was $130 million, or $0.48 per common share, compared with a net loss of $449 million, or $1.46 per common share, in the prior-year quarter
•	Adjusted net loss was $56 million, or $0.23 per common share, in the second quarter of 2018
•	Oil and gas production exceeded guidance: net production averaged 247,000 barrels of oil equivalent per day (boepd), excluding Libya; Bakken production was 114,000 boepd
•	Exploration & Production capital and exploratory expenditures were $525 million in the quarter, compared to $528 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $2.5 billion at June 30, 2018

NEW YORK, July 25, 2018 — Hess Corporation (NYSE: HES) today reported a net loss of $130 million, or $0.48 per common share, in the second quarter of 2018, compared to a net loss of

$449 million, or $1.46 per common share, in the second quarter of 2017.  On an adjusted basis, the Corporation reported an after-tax net loss of $56 million, or $0.23 per common share, in the second quarter of 2018.  The improved after-tax adjusted results reflect higher realized crude oil selling prices, lower operating costs and depreciation, depletion and amortization expense, partially offset by lower production volumes, primarily due to asset sales.

“We delivered strong operational performance in the quarter – exceeding our production guidance – and further focused our portfolio with the sale of our joint venture interests in the Utica,” Chief Executive Officer John Hess said. “In June, we announced another significant oil discovery at Longtail, offshore Guyana, and in July we increased the estimate of gross discovered recoverable resources for the Stabroek Block to more than 4 billion barrels of oil equivalent.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$31	$(354)	$6	$(587)
Midstream	30	16	58	34
Corporate, Interest and Other	(191)	(111)	(300)	(220)
Net income (loss) attributable to Hess Corporation	$(130)	$(449)	$(236)	$(773)

Net income (loss) per common share (diluted) (a)	$(0.48)	$(1.46)	$(0.85)	$(2.53)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$21	$(354)	$33	$(587)
Midstream	30	16	58	34
Corporate, Interest and Other	(107)	(111)	(219)	(220)
Adjusted net income (loss) attributable to Hess Corporation	$(56)	$(449)	$(128)	$(773)

Adjusted net income (loss) per common share (diluted) (a)	$(0.23)	$(1.46)	$(0.50)	$(2.53)

Weighted average number of shares (diluted)	297.5	314.4	303.5	314.2
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability of earnings between periods summarized on page 6.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 7.

Exploration and Production:

Exploration and Production (E&P) net income in the second quarter of 2018 was $31 million, compared to a net loss of $354 million in the second quarter of 2017.  On an adjusted basis, second quarter 2018 net income was $21 million.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $62.65 per barrel in the second quarter of 2018, up from $45.95 per barrel in the year-ago quarter.  Noncash losses on crude oil hedging contracts reduced second quarter 2018 after-tax results by $47 million.  The average realized natural gas liquids selling price in the second quarter of 2018 was $20.51 per barrel, versus $14.85 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.12 per mcf, compared to $3.19 per mcf in the second quarter of 2017.

Net production, excluding Libya, was 247,000 boepd in the second quarter of 2018, compared to 294,000 boepd in the prior-year quarter.  Excluding assets sold and Libya, second quarter 2017 net production was 237,000 boepd.  Libya net production was 18,000 boepd in the second quarter of 2018, compared with 6,000 boepd in the year-ago quarter.  Our full year production guidance, excluding Libya, continues to be 245,000 boepd to 255,000 boepd, even with the loss of volumes from the sale of our Utica joint venture interests.

Excluding items affecting comparability of earnings between periods and including Libya, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.37 per barrel of oil equivalent (boe) in the second quarter, down eight percent from $14.60 per boe in the prior-year quarter due to increased low-cost production from North Malay Basin, cost savings initiatives, and sales of higher cost assets.  Second quarter 2018 cash costs per boe were negatively impacted by deferred production related to downtime at the third-party operated Enchilada platform in the Gulf of Mexico.  E&P income tax expense increased in the second quarter of 2018, compared to the prior-year quarter, primarily due to higher Libya sales volumes.

Operational Highlights for the Second Quarter of 2018:

Bakken (Onshore U.S.):  Net production from the Bakken increased six percent to 114,000 boepd from 108,000 boepd in the year-ago quarter due to ongoing drilling activity and improved well performance.  Production in the second quarter of 2018 was impacted by weather-related downtime in June.  The Corporation operated an average of four rigs in the second quarter, drilling 28 wells and bringing 27 new wells online.  The Corporation has added a fifth rig and plans to add a sixth rig early in the fourth quarter of this year.  Full year production guidance for the Bakken remains 115,000 boepd to 120,000 boepd.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 47,000 boepd, compared to 51,000 boepd in the prior-year quarter.  Production from the Conger Field, which has been shut-in since the fourth quarter of 2017 due to the Enchilada platform shutdown, resumed in mid-July.  At the Stampede Field (Hess operated - 25 percent), four production wells are currently online, and two additional wells are expected to be brought online before the end of this year.

North Malay Basin (Offshore Malaysia):  Net production from North Malay Basin (Hess operated - 50 percent) was 26,000 boepd, compared to 1,500 boepd in the prior-year quarter.  Production from the full field development commenced in July 2017.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), operated by Esso Exploration and Production Guyana Limited, the Longtail-1 exploration well encountered approximately 256 feet of high-quality, oil-bearing sandstone reservoir and is the eighth significant oil discovery on the Block.  The well is located approximately five miles west of the Turbot-1 well and the operator estimates combined gross recoverable resources of Turbot and Longtail to exceed 500 million boe.  Additional prospects to be drilled in this area could increase this estimate.  The Stena Carron drillship will next drill the Hammerhead-1 well located approximately nine miles southwest of the Liza discovery.  The operator plans to add a third drillship in the fourth quarter that will operate in parallel to the Stena Carron to explore and appraise the Block’s numerous high value prospects.

The Liza phase 1 development sanctioned in June 2017 is progressing rapidly.  Development drilling began in May and construction of the floating production, storage and offloading vessel (FPSO) and subsea equipment is under way, laying the foundation for first production of gross 120,000 barrels of oil per day (bopd) by early 2020.  Phase 2 of the Liza development, which is targeted for sanction by the end of this year, will use a second FPSO with gross production capacity of approximately 220,000 bopd – start up for Phase 2 is expected by mid-2022.  Planning is underway for a third phase of development, which is targeted to be sanctioned in 2019 and will use an FPSO designed to produce approximately 180,000 bopd gross, with first production as early as 2023.   The collective discoveries on the Stabroek Block to date are estimated to contain gross recoverable resources of more than 4 billion boe and have established the potential for up to five FPSOs producing over 750,000 bopd, gross by 2025.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP, our 50/50 midstream joint venture, had net income of $30 million in the second quarter of 2018, compared to net income of $16 million in the prior-year quarter, reflecting higher throughput volumes and lower operating costs.

Corporate, Interest and Other:

Net results were an after-tax expense of $191 million in the second quarter of 2018, compared to an after-tax expense of $111 million in the second quarter of 2017.  On an adjusted basis, second quarter 2018 results were an after-tax expense of $107 million.  Adjusted corporate expenses were down $11 million in the second quarter of 2018, compared to the year-ago quarter, as a result of lower employee related costs and professional fees.  In the second quarter of 2018, interest expense was $7 million higher than the year-ago quarter primarily due to lower capitalized interest.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $525 million in the second quarter of 2018, compared to $528 million in the prior-year quarter.  The 2018 activity primarily reflects ongoing drilling in the Bakken, increased Liza Phase 1 development activity, exploratory well costs in Canada, and lower expenditures in the Gulf of Mexico.  For full year 2018, our E&P capital and exploratory expenditures guidance remains unchanged at $2.1 billion.

Midstream capital expenditures were $84 million in the second quarter of 2018, up from $20 million in the year-ago quarter.  In addition, Midstream investments in its 50/50 joint venture with Targa Resources were $17 million in the second quarter of 2018.

Liquidity:

Net cash provided by operating activities of $425 million in the second quarter of 2018 is up from $165 million in the second quarter of 2017.  Net cash provided by operating activities before changes in working capital was $463 million in the second quarter of 2018, which includes a reduction of $58 million resulting from the accrued settlement of legal claims related to former downstream interests, compared with $362 million in the year-ago quarter.

In the second quarter of 2018, the Corporation completed its previously announced $500 million accelerated share repurchase transaction, bringing total share repurchases under the Corporation’s $1.5 billion repurchase program to $1 billion.  The Corporation also purchased approximately $110 million principal amount of its public notes in the second quarter which brings total debt repurchases to $500 million.

Excluding the Midstream segment, the Corporation had cash and cash equivalents of $2,488 million and total debt of $5,457 million at June 30, 2018.  The Corporation’s debt to capitalization ratio was 36.2 percent at June 30, 2018 and 36.1 percent at December 31, 2017.

The Midstream segment had cash and cash equivalents of $420 million and total debt of $982 million at June 30, 2018.

In the third quarter, the Corporation expects to complete the sale of our joint venture interests in the Utica shale play for net cash consideration of approximately $400 million with an effective date of April 1, 2018.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Exploration and Production	$10	$—	$(27)	$—
Midstream	—	—	—	—
Corporate, Interest and Other	(84)	—	(81)	—
Total items affecting comparability of earnings between periods	$(74)	$—	$(108)	$—

Exploration and Production:  Second quarter 2018 results included an after-tax gain of $10 million ($10 million pre-tax) associated with the sale of our interests in Ghana.

Corporate, Interest and Other:  Second quarter 2018 results included an after-tax charge of $26 million ($26 million pre-tax) related to the premium paid for debt repurchases, and an after-tax charge of $58 million ($58 million pre-tax) resulting from the settlement of legal claims related to former downstream interests.

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Net income (loss) attributable to Hess Corporation	$(130)	$(449)	$(236)	$(773)
Less: Total items affecting comparability of earnings between periods	(74)	—	(108)	—
Adjusted net income (loss) attributable to Hess Corporation	$(56)	$(449)	$(128)	$(773)

The following table reconciles reported net cash provided by (used in) operating activities from cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Cash provided by (used in) operating activities before changes in operating assets and liabilities	$463	$362	$860	$805
Changes in operating assets and liabilities	(38)	(197)	(225)	(291)
Net cash provided by (used in) operating activities	$425	$165	$635	$514

Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,534	$1,197	$1,346
Gains (losses) on asset sales, net	11	2	7
Other, net	21	3	37
Total revenues and non-operating income	1,566	1,202	1,390

Costs and expenses
Marketing, including purchased oil and gas	450	253	358
Operating costs and expenses	288	374	288
Production and severance taxes	42	30	39
Exploration expenses, including dry holes and lease impairment	62	52	40
General and administrative expenses	129	95	110
Interest expense	98	82	103
Loss on debt extinguishment	26	—	27
Depreciation, depletion and amortization	444	741	417
Total costs and expenses	1,539	1,627	1,382

Income (loss) before income taxes	27	(425)	8
Provision (benefit) for income taxes	114	(8)	73
Net income (loss)	(87)	(417)	(65)
Less: Net income (loss) attributable to noncontrolling interests	43	32	41
Net income (loss) attributable to Hess Corporation	(130)	(449)	(106)
Less: Preferred stock dividends	12	11	11
Net income (loss) attributable to Hess Corporation common stockholders	$(142)	$(460)	$(117)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2018	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,880	$2,455
Gains (losses) on asset sales, net	18	2
Other, net	58	(1)
Total revenues and non-operating income	2,956	2,456

Costs and expenses
Marketing, including purchased oil and gas	808	453
Operating costs and expenses	576	732
Production and severance taxes	81	61
Exploration expenses, including dry holes and lease impairment	102	110
General and administrative expenses	239	190
Interest expense	201	166
Loss on debt extinguishment	53	—
Depreciation, depletion and amortization	861	1,478
Total costs and expenses	2,921	3,190

Income (loss) before income taxes	35	(734)
Provision (benefit) for income taxes	187	(21)
Net income (loss)	(152)	(713)
Less: Net income (loss) attributable to noncontrolling interests	84	60
Net income (loss) attributable to Hess Corporation	(236)	(773)
Less: Preferred stock dividends	23	23
Net income (loss) attributable to Hess Corporation common stockholders	$(259)	$(796)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	June 30,	December 31,
	2018	2017
Balance Sheet Information

Cash and cash equivalents	$2,908	$4,847
Other current assets	1,786	1,310
Property, plant and equipment – net	15,869	16,192
Other long-term assets	901	763
Total assets	$21,464	$23,112

Current maturities of long-term debt	$87	$580
Other current liabilities	1,858	1,855
Long-term debt	6,352	6,397
Other long-term liabilities	1,831	1,926
Total equity excluding other comprehensive income (loss)	10,494	11,737
Accumulated other comprehensive income (loss)	(522)	(686)
Noncontrolling interests	1,364	1,303
Total liabilities and equity	$21,464	$23,112

	June 30,	December 31,
	2018	2017
Total Debt

Hess Corporation	$5,457	$5,997
Midstream (a)	982	980
Hess Consolidated	$6,439	$6,977

(a)  Midstream debt is non-recourse to Hess Corporation.

	June 30,	December 31,
	2018	2017
Debt to Capitalization Ratio

Hess Consolidated	36.2%	36.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest Expense

Gross interest expense - Hess Corporation	$88	$97	$180	$193
Less: Capitalized interest - Hess Corporation	(5)	(21)	(9)	(38)
Interest expense - Hess Corporation	83	76	171	155
Interest expense - Midstream	15	6	30	11
Interest expense - Consolidated	$98	$82	$201	$166

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(87)	$(417)	$(65)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(11)	(2)	(7)
Depreciation, depletion and amortization	444	741	417
Exploratory dry hole costs	13	—	—
Exploration lease and other impairment	10	8	10
Stock compensation expense	19	22	13
Noncash (gains) losses on commodity derivatives, net	47	30	38
Provision (benefit) for deferred income taxes and other tax accruals	2	(20)	(36)
Loss on debt extinguishment	26	—	27
Cash provided by (used in) operating activities before changes in operating assets and liabilities	463	362	397
Changes in operating assets and liabilities	(38)	(197)	(187)
Net cash provided by (used in) operating activities	425	165	210

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(430)	(446)	(363)
Additions to property, plant and equipment - Midstream	(63)	(34)	(37)
Payments for Midstream equity investments	(17)	—	(24)
Proceeds from asset sales, net of cash sold	27	79	6
Other, net	(1)	—	(4)
Net cash provided by (used in) investing activities	(484)	(401)	(422)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	(1)	—
Debt with maturities of greater than 90 days
Borrowings	—	—	—
Repayments	(157)	(51)	(434)
Proceeds from issuance of Hess Midstream Partnership LP units	—	366	—
Common stock acquired and retired	(520)	—	(371)
Cash dividends paid	(87)	(90)	(89)
Noncontrolling interests, net	(11)	(175)	(12)
Other, net	16	(7)	(3)
Net cash provided by (used in) financing activities	(759)	42	(909)

Net Increase (Decrease) in Cash and Cash Equivalents	(818)	(194)	(1,121)
Cash and Cash Equivalents at Beginning of Period	3,726	2,686	4,847
Cash and Cash Equivalents at End of Period	$2,908	$2,492	$3,726

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(570)	$(503)	$(391)
Increase (decrease) in related liabilities	77	23	(9)
Additions to property, plant and equipment	$(493)	$(480)	$(400)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2018	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(152)	$(713)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(18)	(2)
Depreciation, depletion and amortization	861	1,478
Exploratory dry hole costs	13	—
Exploration lease and other impairment	20	15
Stock compensation expense	32	44
Noncash (gains) losses on commodity derivatives, net	85	30
Provision (benefit) for deferred income taxes and other tax accruals	(34)	(47)
Loss on debt extinguishment	53	—
Cash provided by (used in) operating activities before changes in operating assets and liabilities	860	805
Changes in operating assets and liabilities	(225)	(291)
Net cash provided by (used in) operating activities	635	514

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(793)	(786)
Additions to property, plant and equipment - Midstream	(100)	(84)
Payments for Midstream equity investments	(41)	—
Proceeds from asset sales, net of cash sold	33	179
Other, net	(5)	—
Net cash provided by (used in) investing activities	(906)	(691)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	4
Debt with maturities of greater than 90 days
Borrowings	—	—
Repayments	(591)	(77)
Proceeds from issuance of Hess Midstream Partnership LP units	—	366
Common stock acquired and retired	(891)	—
Cash dividends paid	(176)	(182)
Noncontrolling interests, net	(23)	(175)
Other, net	13	1
Net cash provided by (used in) financing activities	(1,668)	(63)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,939)	(240)
Cash and Cash Equivalents at Beginning of Period	4,847	2,732
Cash and Cash Equivalents at End of Period	$2,908	$2,492

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(961)	$(873)
Increase (decrease) in related liabilities	68	3
Additions to property, plant and equipment	$(893)	$(870)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$242	$148	$166
Other Onshore	25	9	10
Total Onshore	267	157	176
Offshore	92	191	83
Total United States	359	348	259
South America	73	61	75
Europe	4	42	1
Asia and other	89	77	49
E&P Capital and exploratory expenditures	$525	$528	$384

Total exploration expenses charged to income included above	$39	$45	$30

Midstream Capital expenditures	$84	$20	$37

	Six Months Ended June 30,
	2018	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$408	$238
Other Onshore	35	17
Total Onshore	443	255
Offshore	175	349
Total United States	618	604
South America	148	106
Europe	5	57
Asia and other	138	154
E&P Capital and exploratory expenditures	$909	$921

Total exploration expenses charged to income included above	$69	$96

Midstream Capital expenditures	$121	$48

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,181		$353		$1,534
Gains (losses) on asset sales, net	—		11		11
Other, net	3		6		9
Total revenues and non-operating income	1,184		370		1,554

Costs and expenses
Marketing, including purchased oil and gas (a)	462		1		463
Operating costs and expenses	181		60		241
Production and severance taxes	41		1		42
Midstream tariffs	163		—		163
Exploration expenses, including dry holes and lease impairment	34		28		62
General and administrative expenses	33		7		40
Depreciation, depletion and amortization	298		109		407
Total costs and expenses	1,212		206		1,418

Results of operations before income taxes	(28)		164		136
Provision (benefit) for income taxes	(9)		114		105
Net income (loss) attributable to Hess Corporation	$(19)	(b)	$50		$31

	Second Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$818		$376		$1,194
Other, net	(12)		16		4
Total revenues and non-operating income	806		392		1,198

Costs and expenses
Marketing, including purchased oil and gas (a)	264		8		272
Operating costs and expenses	170		146		316
Production and severance taxes	29		1		30
Midstream tariffs	135		—		135
Exploration expenses, including dry holes and lease impairment	29		23		52
General and administrative expenses	44		9		53
Depreciation, depletion and amortization	484		224		708
Total costs and expenses	1,155		411		1,566

Results of operations before income taxes	(349)		(19)		(368)
Provision (benefit) for income taxes	(9)		(5)		(14)
Net income (loss) attributable to Hess Corporation	$(340)	(c)	$(14)	(d)	$(354)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $44 million; cash paid:  $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $3 million.

(c)

After-tax gains from realized crude oil hedging activities totaled $1 million (noncash premium amortization: $10 million; cash received: $11 million).  After-tax losses from unrealized crude oil hedging activities totaled $7 million.

(d)

After-tax gains from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $5 million; cash received: $7 million).  After-tax losses from unrealized crude oil hedging activities totaled $8 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$994		$352	$1,346
Gains (losses) on asset sales, net	—		2	2
Other, net	8		7	15
Total revenues and non-operating income	1,002		361	1,363

Costs and expenses
Marketing, including purchased oil and gas (a)	347		27	374
Operating costs and expenses	190		57	247
Production and severance taxes	38		1	39
Midstream tariffs	151		—	151
Exploration expenses, including dry holes and lease impairment	25		15	40
General and administrative expenses	51		6	57
Depreciation, depletion and amortization	286		99	385
Total costs and expenses	1,088		205	1,293

Results of operations before income taxes	(86)		156	70
Provision (benefit) for income taxes	(9)		104	95
Net income (loss) attributable to Hess Corporation	$(77)	(b)	$52	$(25)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $31 million (noncash premium amortization: $31 million).  After-tax losses from unrealized crude oil hedging activities totaled $7 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30, 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,175		$705		$2,880
Gains (losses) on asset sales, net	—		13		13
Other, net	11		13		24
Total revenues and non-operating income	2,186		731		2,917

Costs and expenses
Marketing, including purchased oil and gas (a)	809		28		837
Operating costs and expenses	371		117		488
Production and severance taxes	79		2		81
Midstream tariffs	314		—		314
Exploration expenses, including dry holes and lease impairment	59		43		102
General and administrative expenses	84		13		97
Depreciation, depletion and amortization	584		208		792
Total costs and expenses	2,300		411		2,711

Results of operations before income taxes	(114)		320		206
Provision (benefit) for income taxes	(18)		218		200
Net income (loss) attributable to Hess Corporation	$(96)	(b)	$102		$6

	Six Months Ended June 30, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,721		$729		$2,450
Other, net	(22)		21		(1)
Total revenues and non-operating income	1,699		750		2,449

Costs and expenses
Marketing, including purchased oil and gas (a)	540		(45)		495
Operating costs and expenses	343		281		624
Production and severance taxes	60		1		61
Midstream tariffs	259		—		259
Exploration expenses, including dry holes and lease impairment	51		59		110
General and administrative expenses	91		19		110
Depreciation, depletion and amortization	929		482		1,411
Total costs and expenses	2,273		797		3,070

Results of operations before income taxes	(574)		(47)		(621)
Provision (benefit) for income taxes	(23)		(11)		(34)
Net income (loss) attributable to Hess Corporation	$(551)	(c)	$(36)	(d)	$(587)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $80 million (noncash premium amortization: $75 million; cash paid:  $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $10 million.

(c)

After-tax gains from realized crude oil hedging activities totaled $1 million (noncash premium amortization: $10 million; cash received:  $11 million).  After-tax losses from unrealized crude oil hedging activities totaled $7 million.

(d)

After-tax gains from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $6 million; cash received:  $8 million).  After-tax losses from unrealized crude oil hedging activities totaled $7 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	72	68	72
Other Onshore (a)	2	9	1
Total Onshore	74	77	73
Offshore	34	38	31
Total United States	108	115	104
Europe (b)	5	28	6
Africa (c) (d)	16	32	20
Asia	4	2	4
Total	133	177	134

Natural gas liquids - barrels
United States
Bakken	31	29	28
Other Onshore (a)	5	8	5
Total Onshore	36	37	33
Offshore	4	4	4
Total United States	40	41	37
Europe (b)	—	1	—
Total	40	42	37

Natural gas - mcf
United States
Bakken	68	66	66
Other Onshore	61	99	65
Total Onshore	129	165	131
Offshore	52	51	37
Total United States	181	216	168
Europe (b)	6	33	10
Asia and other (d)	366	238	326
Total	553	487	504

Barrels of oil equivalent	265	300	255
(a)	The Corporation sold its Permian assets in August 2017. Production was 7,000 boepd in the second quarter of 2017.
(b)	The Corporation sold its Norway assets in December 2017. Production was 24,000 boepd in the second quarter of 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 26,000 boepd in the second quarter of 2017.
(d)	Production from Libya was 18,000 boepd in the second quarter of 2018, 6,000 boepd in the second quarter of 2017 and 22,000 boepd in the first quarter of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2018	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	72	68
Other Onshore (a)	1	8
Total Onshore	73	76
Offshore	33	43
Total United States	106	119
Europe (b)	6	30
Africa (c)(d)	18	33
Asia	4	2
Total	134	184

Natural gas liquids - barrels
United States
Bakken	29	26
Other Onshore (a)	5	9
Total Onshore	34	35
Offshore	4	5
Total United States	38	40
Europe (b)	—	1
Total	38	41

Natural gas - mcf
United States
Bakken	67	59
Other Onshore	63	103
Total Onshore	130	162
Offshore	44	63
Total United States	174	225
Europe (b)	8	36
Asia and other (d)	347	225
Total	529	486

Barrels of oil equivalent	260	306
(a)	The Corporation sold its Permian assets in August 2017. Production was 8,000 boepd in the first six months of 2017.
(b)	The Corporation sold its Norway assets in December 2017. Production was 26,000 boepd in the first six months of 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 28,000 boepd in the first six months of 2017.
(d)	Production from Libya was 20,000 boepd in the first six months of 2018 and 5,000 boepd in the first six months of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	135	174	131
Natural gas liquids - barrels	40	42	37
Natural gas - mcf	553	487	504
Barrels of oil equivalent	267	297	252

Sales Volumes (in thousands) (a)

Crude oil - barrels	12,259	15,757	11,811
Natural gas liquids - barrels	3,620	3,848	3,308
Natural gas - mcf	50,303	44,390	45,392
Barrels of oil equivalent	24,263	27,003	22,684

	Six Months Ended June 30,
	2018	2017
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	133	174
Natural gas liquids - barrels	38	41
Natural gas - mcf	529	486
Barrels of oil equivalent	259	296

Sales Volumes (in thousands) (a)

Crude oil - barrels	24,070	31,501
Natural gas liquids - barrels	6,928	7,471
Natural gas - mcf	95,695	87,934
Barrels of oil equivalent	46,947	53,628
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$59.03	$43.83	$56.40
Offshore	62.80	44.60	59.14
Total United States	60.25	44.09	57.23
Europe	75.26	50.27	67.37
Africa	73.85	48.81	66.27
Asia	72.55	41.95	67.69
Worldwide	62.65	45.95	59.32

Crude oil - per barrel (excluding hedging)
United States
Onshore	$63.47	$43.72	$59.61
Offshore	67.14	44.60	62.31
Total United States	64.66	44.01	60.43
Europe	75.26	49.72	67.37
Africa	73.85	48.40	66.27
Asia	72.55	41.95	67.69
Worldwide	66.28	45.74	61.82

Natural gas liquids - per barrel
United States
Onshore	$20.08	$14.25	$20.78
Offshore	24.54	18.47	24.28
Total United States	20.51	14.64	21.11
Europe	—	23.95	—
Worldwide	20.51	14.85	21.11

Natural gas - per mcf
United States
Onshore	$1.94	$2.20	$2.47
Offshore	2.19	2.29	2.08
Total United States	2.01	2.22	2.38
Europe	3.53	4.22	3.44
Asia and other	5.17	3.93	4.63
Worldwide	4.12	3.19	3.86

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2018	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$57.73	$45.13
Offshore	61.08	46.01
Total United States	58.77	45.45
Europe	70.04	52.01
Africa	70.06	49.84
Asia	69.53	52.55
Worldwide	60.98	47.25

Crude oil - per barrel (excluding hedging)
United States
Onshore	$61.56	$45.07
Offshore	64.87	46.01
Total United States	62.59	45.41
Europe	70.04	51.78
Africa	70.06	49.66
Asia	69.53	52.55
Worldwide	64.05	47.16

Natural gas liquids - per barrel
United States
Onshore	$20.42	$16.04
Offshore	24.42	19.70
Total United States	20.80	16.47
Europe	—	26.19
Worldwide	20.80	16.72

Natural gas - per mcf
United States
Onshore	$2.20	$2.26
Offshore	2.15	2.35
Total United States	2.19	2.28
Europe	3.47	4.10
Asia and other	4.92	3.96
Worldwide	3.99	3.20

The following is a summary of the Corporation’s outstanding West Texas Intermediate hedging program by calendar year:

	2018	2019
Outstanding average barrels of oil per day	115,000	35,000
Average monthly floor price	$50	$60
Start date	July 1	January 1
Finish date	December 31	December 31